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                          MEDICAL DEVICE ALLIANCE INC.


                                  EXHIBIT 10.27




                              STOCKHOLDERS' ESCROW
                                   AGREEMENT

                                      AMONG
                          MEDICAL DEVICE ALLIANCE INC.;

                           SANTA BARBARA BANK & TRUST;

                             PARALLAX MEDICAL, INC.
                           SHAREHOLDERS & STOCKHOLDERS







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                                                              EXECUTION ORIGINAL


                     COMPANY STOCKHOLDERS' ESCROW AGREEMENT



        THIS COMPANY STOCKHOLDERS' ESCROW AGREEMENT dated as of July 31, 1998 (the "Agreement") is made and entered into by and among MEDICAL DEVICE ALLIANCE, INC., a Nevada corporation ("Parent"), SANTA BARBARA BANK & TRUST (the "Escrow Agent"), the undersigned stockholders (the "Company Stockholders") of PARALLAX, INC., a Delaware corporation (the "Company"), and by HOWARD PRIESSMAN in his capacity as agent to the Company Stockholders (The "Stockholders' Agent").

                                    RECITALS


        WHEREAS, the Company, Parent and PX Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") are parties to that certain Agreement and Plan of Merger dated as of July 31, 1998 (the "Merger Agreement"), whereby the Company will be merged with and into Merger Sub (the "Merger") and Merger Sub will be the surviving corporation and remain a wholly owned subsidiary of Parent;

        WHEREAS, pursuant to the Merger Agreement, an aggregate of approximately 666,667 shares of Series B Preferred Stock of Parent are to be issued in the Merger to the Company Stockholders (the "Merger Shares");

        WHEREAS, the Merger Agreement provides that fifty percent (50%) of the Merger Shares to be issued to the Company Stockholders in the Merger (the "Company Stockholders' Indemnity Shares") be placed in an escrow account as collateral to secure certain indemnification obligations of the Company Stockholders hereunder and under the Merger Agreement on the terms and conditions set forth herein; and

        WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

                                    AGREEMENT

        NOW, THEREFORE, the parties hereby agree as follows:

        1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

        2. ESCROW AND INDEMNIFICATION.

                (a) ESCROW FUND. At the Effective Time, Parent shall deposit or shall cause its transfer agent to deposit with the Escrow Agent the Company Stockholders' Indemnity Shares, such deposit to constitute an escrow account (the "Escrow Fund"). The Company Stockholders' Indemnity Shares allocable to a Company Stockholder shall be delivered by Parent



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or Parent's transfer agent to the Escrow Agent in the form of a duly authorized stock certificate issued in the respective names of each Company Stockholder thereof representing that number of shares set forth next to such Company Stockholder's name on Exhibit A hereto, together with endorsed stock powers. The Escrow Agent agrees to accept delivery of the Company Stockholders' Indemnity Shares and to hold such in the Escrow Fund subject to the terms and conditions of this Agreement.

                (b) CLAIMS UNDER INDEMNITY OBLIGATIONS. The parties agree that the Company Stockholders' Indemnity Shares will be held as collateral security for the indemnification obligations of the Company Stockholders pursuant to
Section 10 of the Merger Agreement. Promptly after the receipt by Parent of notice or discovery of any claim giving rise to Parent's rights under this Agreement or Section 10 of the Merger Agreement, Parent will give the Stockholders' Agent and the Escrow Agent written notice of such claim in accordance with Section 3 below. Failure of Parent to furnish written notice in a prompt manner to the Stockholders' Agent of a claim shall not release the Company Stockholders from their obligations hereunder, except to the extent that the Company Stockholders are prejudiced by such failure, provided that no claim shall be honored as to which written notice is delivered after the Expiration Date.

                (c) PROTECTION OF ESCROW FUND. The Escrow Agent shall hold and safeguard the Company Stockholders' Indemnity Shares so long as such shares remain in the Escrow Fund, in accordance with the terms of this Agreement and not as the property of Parent, and shall hold and dispose of the Company Stockholders' Indemnity Shares only in accordance with the terms hereof.

                (d) COMPANY STOCKHOLDER INDEMNIFICATION.

                        (i) Subject to the limitations contained in Section 10.1 of the Merger Agreement and Section 2(d) (iii) below, from and after the Effective Time, the Company Stockholders shall hold harmless and indemnify Parent and Merger Sub from and against, and shall compensate and reimburse Parent and Merger Sub for, any Damages which are directly suffered or incurred by Parent or Merger Sub (regardless of whether or not such Damages relate to any Third Party Claim) and which arise from or as a result of, or are directly connected with any inaccuracy in or breach of any covenant, representation or warranty made by the Company contained in the Merger Agreement (including
Section 3 thereof or contained in the certificate delivered by an officer of the Company pursuant to Section 7.4 thereof).

                        (ii) The representations and warranties made by the Company in the Merger Agreement (including the representations and warranties set forth in Section 3 of the Merger Agreement or contained in the certificate delivered by an officer of the Company pursuant to Section 7.4 of the Merger Agreement) shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Expiration Date"); provided, however, that if, at any date prior to the Expiration Date, Parent delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by the Company (and setting forth in reasonable detail the basis for Parent's belief that



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such an inaccuracy or breach may exist) and asserting a claim for recovery hereunder based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such date as such claim is fully and finally resolved. The representations, warranties, covenants and obligations of the Company Stockholders and the rights and remedies that may be exercised by Parent shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Parent; provided, however, that there shall be no liability for any matter disclosed to Parent pursuant to Section 5.3 of the Merger Agreement or which Parent expressly waives in writing as a condition to closing. For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in the Merger Agreement.

                        (iii) Notwithstanding the foregoing, Parent's right to indemnification hereunder shall be subject to the following:

                        (A) No Company Stockholder shall have liability hereunder except to the extent that the Damages exceed $50,000 in the aggregate, in which event the Company Stockholders shall be liable for all Damages.

                        (B) No indemnification shall be payable hereunder after the Expiration Date, except for claims for Damages made prior to the Expiration Date but not then resolved.

                        (C) Parent shall be entitled to offset the amount of any claim for Damages incurred by Parent pursuant to Section 10.3 of the Merger Agreement. Any such offset for Damages under this section shall be effected by the cancellation of that number of Merger Shares in the Escrow Fund equal to the amount of any such Damages. For purposes of determining the number of Merger Shares to be delivered to Parent out of the Escrow Fund, the Merger Shares shall be valued at $7.50 per share (as adjusted for stock splits, combinations, or similar events).

                        (D) The limitations herein shall not apply to any claim for Damages that are determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation or intentional breach of any party.

                        (E) In determining the amount of any indemnity hereunder the Damages shall be reduced (including, without limitation, retroactively) by any insurance proceeds, tax benefit or other similar recovery or offset realized, directly or indirectly, by Parent actually recovered by or on behalf of Parent in reduction of the loss giving rise to the claim for Damages.

                        (F) The rights of Parent to make claims upon the Escrow Fund hereunder shall be the sole and exclusive remedy of Parent after the Closing with respect to any representation, warranty, covenant, or agreement made by the Company under the Merger Agreement and no former stockholder, optionholder, warrantholder, director,



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        officer, employee or agent of the Company shall have any further personal liability to Parent of the Surviving Corporation after the Closing in connection with the Merger.

                (e) DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Any dividends other than stock dividends that are not taxable by reason of Section 305 of the Internal Revenue Code of 1986, as amended shall be distributed currently by Parent (or Parent's transfer agent) to the Company Stockholders and will not be available to satisfy the indemnification obligations of the Company Stockholders. The Company Stockholders will have the right to vote the Company Stockholders' Indemnity Shares so long as such Company Stockholders' Indemnity Shares are held in the Escrow Fund and Parent will take all reasonable steps necessary to allow the exercise of such rights. While the Company Stockholders' Indemnity Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Company Stockholders will retain and will be able to exercise all incidents of ownership of such shares that are not inconsistent with the terms of this Agreement. Escrow Agent shall have no responsibility or liability with respect to the provisions of this Section (2)(e).

                (f) NO TRANSFER BY COMPANY STOCKHOLDERS. The Company Stockholders may not, without the prior written consent of Parent, sell, assign, pledge or otherwise transfer any of the Company Stockholders' Indemnity Shares or any beneficial interest therein prior to the delivery of such shares to the Company Stockholders.

                (g) ESCROW AGENT'S POWER TO TRANSFER. The Escrow Agent is hereby granted the power to effect any transfer of the Company Stockholders' Indemnity Shares contemplated by this Agreement. Parent shall cooperate with the Escrow Agent in promptly issuing (or causing Parent's transfer agent to issue) stock certificates to effect such transfer.

        3. RELEASE OF INDEMNITY SHARES TO SATISFY CLAIMS FOR DAMAGES.

                (a) DELIVERY OF INDEMNIFICATION NOTICE. If Parent has incurred or suffered Damages for which it is entitled to indemnification hereunder or under the Merger Agreement, Parent shall, on or prior to the Expiration Date and within ten (10) business days after becoming aware of such claim, give an Indemnification Notice to the Stockholders' Agent, with a copy being provided to the Escrow Agent. Each Indemnification Notice shall describe the claim in reasonable detail, and shall indicate the amount of the Damages that have been paid or which Parent reasonably expects to pay or incur (in accordance with GAAP) (the "Claimed Amount"). Except as contemplated by the Merger Agreement, Parent shall not make any claim for Damages after the Expiration Date.

                (b) RESPONSE NOTICE; UNCONTESTED CLAIMS. Within twenty (20) calendar days of receipt of an Indemnification Notice, the Stockholders' Agent shall provide to Parent, with a copy being provided to the Escrow Agent, a written response (the "Response Notice") in which the Stockholders' Agent shall
(i) agree that the full Claimed Amount is valid, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") is valid, or (iii) contest that any of the Claimed Amount is valid. The Stockholders' Agent may contest all or a portion of a Claimed Amount only based upon a good faith belief that all, or such portion of the Claimed Amount, does not constitute Damages for which Parent is entitled to indemnification hereunder



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or under the Merger Agreement. If no response notice is delivered by the
Stockholders' Agent within such twenty (20) day period, the Stockholders' Agent shall be deemed to have agreed that the Claimed Amount is valid and that Parent is entitled to indemnification.

                (c) UNCONTESTED CLAIMS. If the Stockholders' Agent in the Response Notice agrees or is deemed to have agreed that the Claimed Amount is valid, the Escrow Agent shall in a timely manner following the required delivery date for the Response Notice release to Parent for cancellation in accordance with Section 2(d)(iii)(C) above that number of Company Stockholders' Indemnity Shares sufficient to satisfy the Claimed Amount. The number of Company Stockholders' Indemnity Shares sufficient to satisfy the Claimed Amount shall be calculated and agreed upon by the Stockholders' Agent and Parent and certified in writing to the Escrow Agent. The Escrow Agent shall have no duty to verify or determine the number of Company Stockholder Indemnity Shares sufficient to satisfy the Claimed Amount (D) PARTIALLY CONTESTED CLAIMS. If the Stockholders' Agent in the Response Notice agrees that part, but not all, of the Claimed Amount is valid, the Escrow Agent shall in a timely manner following the required delivery date for the Response Notice release to Parent for cancellation in accordance with Section 2(d)(iii)(C) above that number of Company Stockholders' Indemnity Shares sufficient to satisfy the Agreed Amount. The number of Company Stockholders' Indemnity Shares sufficient to satisfy the Agreed Amount shall be calculated and agreed upon by the Stockholders' Agent and Parent and certified in writing to the Escrow Agent. The Escrow Agent shall have no duty to verify or determine the number of Company Stockholders' Indemnity Shares sufficient to satisfy the Agreed Amount.

                (e) CONTESTED CLAIMS. If the Stockholders' Agent in the Response Notice contests the release of all, or a part of, the Claimed Amount (the "Contested Amount"), the Escrow Agent shall continue to hold that number of Company Stockholders' Indemnity Shares necessary to satisfy the Contested Amount, as determined pursuant to Section 2(d)(iii)(C) above, notwithstanding the occurrence of the Expiration Date, until (i) delivery of a copy of a settlement agreement executed by the Stockholders' Agent and Parent setting forth instructions to the Escrow Agent as to the number of Company Stockholders' Indemnity Shares to be released to Parent for cancellation in accordance with
Section 2(d)(iii)(C) above, if any, or (ii) delivery of a copy of a court order setting forth instructions to the Escrow Agent as to the number of Company Stockholders' Indemnity Shares to be released to Parent for cancellation in accordance with Section 2(d)(iii)(C) above, if any, or (iii) a decision by arbitrators selected in accordance with Section 3(f) below. The number of Company Stockholders' Indemnity Shares sufficient to satisfy the Contested Amount shall be calculated and agreed upon by the Stockholders' Agent and Parent and certified in writing to the Escrow Agent. The Escrow Agent shall have no duty to verify or determine the number of Company Stockholders' Indemnity Shares sufficient to satisfy the Contested Amount.

                (f) The Stockholders' Agent and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Parent should so agree, an agreement setting forth the terms of such agreement shall be prepared, executed and delivered by both parties and shall be furnished to the



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Escrow Agent. The Escrow Agent shall be entitled to rely on any such agreement shall distribute the cash or other property from the Escrow Fund in accordance with the terms thereof.

                        (i) If no such agreement can be reached, either Parent or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by an arbitrator. Within fifteen (15) days after such written notice is sent, Parent and the Stockholders' Agent shall select an arbitrator. The decision of the arbitrator as to the validity and Claim Amount shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

                        (ii) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Barbara County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 3(f), in any arbitration hereunder in which any Claim Amount is at issue, Parent shall be deemed to be the "Non-Prevailing Party" unless the arbitrators award Parent one-half (1/2) or more of the amount in dispute, plus any amounts not in dispute; otherwise, the Company Stockholders shall be deemed to be the "Non-Prevailing Party". The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

                (g) RELEASE OF COMPANY STOCKHOLDERS' INDEMNITY SHARES. Within five (5) business days after the Expiration Date, the Escrow Agent shall distribute to the Company Stockholders on a pro rata basis, all of the Company Stockholders' Indemnity Shares then held by the Escrow Agent. Notwithstanding the foregoing, if Parent shall assert a claim for indemnification prior to the Expiration Date and such claim has not yet been resolved, the Escrow Agent shall retain in escrow that number of Company Stockholders' Indemnity Shares reasonably deemed necessary to satisfy the Claimed Amount of Damages. The number of Company Stockholders' Indemnity Shares reasonably deemed necessary to satisfy the Claimed Amount shall be calculated in accordance with Section 2(d)(iii)(C) and agreed upon by the Stockholders' Agent and Parent and certified in writing to the Escrow Agent. The Escrow Agent shall have no duty to verify or determine the number of Company Stockholders' Indemnity Shares sufficient to satisfy the Claimed Amount.

        4. FEES AND EXPENSES. Upon execution of this Agreement and initial deposit of the Company Stockholders' Indemnity Shares with the Escrow Agent, Escrow Agent will be entitled to fees in accordance with the Escrow Agent's fee schedules in effect at that time. The Escrow Agent will also be entitled to reimbursement on demand for extraordinary expenses incurred in performance of its duties hereunder including, without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any



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claim by any party hereunder in accordance with the Escrow Agent's fee schedule in effect from time to time. Parent shall pay the reasonable fees and extraordinary expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder including reasonable legal fees incurred in connection with the preparation of this Agreement.

        5. LIMITATION OF ESCROW AGENT'S LIABILITY.

                (a) Neither Escrow Agent nor any of its directors, officers or employees shall incur any liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it nor shall the Escrow Agent be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, including in-house counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. The Escrow Agent shall not be responsible for any of the agreements referred to herein, including the Merger Agreement, but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement.

                (b) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Company Stockholders' Indemnity Shares, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign so a successor can be appointed pursuant to Section 8 hereof, or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Parent will pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 5(b) (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4 hereof).

                (c) Parent and the Company Stockholders, jointly and severally, hereby agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, damage, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder including, but not limited to reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises. As among themselves, each of Parent and the Company Stockholders as a group shall be liable for one-half (1/2) of such amounts and Parent shall be entitled to reimbursement from the Company Stockholders' Indemnity Shares in accordance with Section 2(d)(iii)(C) above of the Company Stockholders share of any such loss, liability or expense. In no event shall the Escrow Agent be liable for indirect, punitive, special or



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consequential damages. Any indemnification of the Escrow Agent by the Company
Stockholders shall be limited to the Escrow Account.

                (d) Parent and the Company Stockholders jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the release of any Company Stockholders' Indemnity Shares under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such release or other activities under this Agreement. Parent and the Company Stockholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Parent and the Company Stockholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

        6. TERMINATION. This Agreement shall terminate upon the later of the Expiration Date or the release by the Escrow Agent of all of the Company Stockholders' Indemnity Shares in accordance with this Agreement. The provisions of Section 5 shall survive termination of this Agreement.

        7. NOTICES. All notices, instruction and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, or (iii) via facsimile, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three business days after it is sent prepaid, or one (1) business day after it is sent via a reputable nationwide overnight courier service, or upon confirmed receipt if sent by facsimile.

        If to Parent:                  Medical Device Alliance, Inc.
                                       3800 Howard Hughes Parkway, Ste. 1800
                                       Las Vegas, NV  89109
                                       Attn: Donald K. McGhan, Chairman
                                       (Facsimile:  702-791-3267)



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               and to:                 Medical Device Alliance, Inc.
                                       12 Wright's Mill Road
                                       Armonk, NY  10504
                                       Attn:  Peter D. Costantino,
                                              Chief Executive Officer
                                       (Facsimile:  914-273-4647)

               and to:                 Nida & Maloney, P.C.
                                       800 Anacapa Street
                                       Santa Barbara, CA  93101
                                       Attn:  C. Thomas Hopkins, Esq.
                                       (Facsimile:  805-568-1955)

        If to the Stockholders' Agent: Parallax Medical, Inc.
                                       2140 Jonathan Avenue
                                       San Jose, CA  95125
                                       Attn:  Howard Preissman, President & CEO
                                       (Facsimile:  408-978-5891)

        If to the Escrow Agent:        Santa Barbara Bank & Trust
                                       Escrow Department
                                       1002 Anacapa Street
                                       Santa Barbara, CA  93101
                                       Attn:  Pamela Martin
                                       (Facsimile: 805-564-6366)

        Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 7.

        8. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving its resignation to the parties to this Agreement, specifying not less than 30 days' prior written notice of the date when such resignation shall take effect. Parent may appoint a successor Escrow Agent without the consent of the Stockholders' Agent so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Stockholders' Agent, which shall not be unreasonably withheld. If, within such notice period, Parent provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of the Company Stockholders' Indemnity Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer the Company Stockholders' Indemnity Shares to such designated successor. If,




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however, Parent shall fail to name such a successor escrow agent within twenty
(20) days after the notice of resignation from the Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

        9. STOCKHOLDERS' AGENT.

                (a) For purposes of this Agreement, the Company Stockholders hereby consent to the appointment of Howard Preissman, as the Stockholders' Agent and as attorney-in-fact for and on behalf of each of the Company Stockholders, and the taking by the Stockholders' Agent of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including without limitation, the exercise of the power to (i) authorize delivery to Parent of the Company Stockholders' Indemnity Shares for cancellation in accordance with Section 2(d)(iii)(C), or any portion thereof, in satisfaction of Claims, (ii) agree to negotiate, enter into settlements and compromises with respect to such Claims, (iii) resolve any Claims, and (iv) take all actions necessary in the judgment of the Stockholders' Agent for the accomplishment of the foregoing and all of the other terms, conditions and limitations contained in this Agreement.

                (b) The Stockholders' Agent represents that it has been appointed and constituted as agent for and on behalf of the Company
Stockholders: to enter into and perform in accordance with the terms and conditions of this Agreement; to give and receive notices and communications; to authorize delivery to Parent of funds from the Escrow Fund in satisfaction of claims by Parent; to object to such deliveries; to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing and this Agreement. The Stockholders' Agent may resign upon thirty (30) days notice to the parties to this Agreement. The Stockholders' Agent may be replaced by the Company Stockholders with a right to a majority of the Escrow Fund from time to time upon not less than ten (10) days prior written notice to Parent and the Escrow Agent. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his services except as provided in Section 9(c). Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Company Stockholders.

                (c) The Stockholders' Agent shall not be personally liable to Parent or the Company Stockholders for any act done or omitted hereunder as Stockholders' Agent while acting in good faith, and any act performed or omitted pursuant to the advice of counsel shall be conclusive evidence of good faith. The Company Stockholders shall indemnify the Stockholders' Agent and hold the Stockholders' Agent harmless for their respective pro rata share against, any loss, liability or expense (including but not limited to the fees and expenses of legal counsel) that is incurred without bad faith on the part of the Stockholders' Agent and arises out of or in connection with the acceptance of administration of the Stockholders' Agent's duties hereunder. The Stockholders' Agent shall have reasonable access to information about Parent, and the reasonable assistance of Parent's officers and employees for the purpose of performing his duties and exercising his rights hereunder; provided, however, that the Stockholders' Agent



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shall treat as confidential and not disclose any nonpublic information from or about Parent to anyone (except on a need to know basis to his legal counsel and other individuals who agree in writing with Parent to treat such information as confidential). The Stockholders' Agent shall be entitled to a distribution from the Escrow Fund equal to any such indemnity claim which has not been satisfied; provided, however, that no such distribution shall be made until all claims of Parent made on or prior to the Expiration Date have been resolved. Any indemnity amounts paid out to the Stockholders' Agent under this Section 9(c) shall be set forth in a written notice provided to the Escrow Agent executed by both Parent and the Stockholders' Agent.

                (d) A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all of the Company Stockholders, and shall be final, binding and conclusive upon each of the Company Stockholders, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and all of the Company Stockholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

        10. GENERAL.

                (a) GOVERNING LAW; FORUM.

                        (i) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                        (ii) Except as otherwise provided herein, any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in Clark County, Nevada.

                        (iii) Nothing contained in Section 10 shall be deemed to limit or otherwise affect the right of any Person entitled to indemnification hereunder to commence any legal proceeding or otherwise proceed against the indemnifying party in any other forum or jurisdiction.

                (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be decreed an original, but all of which together shall constitute one and the same instrument.

                (c) ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                (d) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                (e) AMENDMENT. This Agreement may be amended only with the written consent of Parent, the Escrow Agent and the Stockholders' Agent (or their duly designated successors).

                (f) DISPUTE RESOLUTION. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Company Stockholders' Indemnity Shares, or should any claim be made upon such Company Stockholders' Indemnity Shares by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Company Stockholders' Indemnity Shares until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a Court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Company Stockholders' Indemnity Shares.

                (g) FORCE MAJEURE. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

                (h) BINDING EFFECT. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

                (i) REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.



                           [Signature page to follow.]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Company Stockholders Escrow Agreement as of the day and year first above written.

                                       MEDICAL DEVICE ALLIANCE, INC.



                                       By: /s/ Donald K. McGhan
                                          --------------------------------------
                                               Donald K. McGhan
                                               Chairman of the Board

                                       SANTA BARBARA BANK & TRUST



                                       By:  /s/ Pam Martin
                                          --------------------------------------
                                          Name:    Pam Martin
                                                --------------------------------
                                          Title:   Asst. Vice President
                                                --------------------------------



                                       STOCKHOLDERS' AGENT


                                       By: /s/ Howard Preissman
                                          --------------------------------------
                                               Howard Priessman

                                       COMPANY STOCKHOLDERS:

                                       /s/ Raul Arechiga
                                       -----------------------------------------
                                           Raul Arechiga

                                       /s/ Peter Costantino
                                       -----------------------------------------
                                           Peter Costantino

                                       /s/ Gunderson, Dettmer, Stough, et at.,
                                       -----------------------------------------
                                           Gunderson, Dettmer, Stough,
                                           Villeneuve, Franklin & Hachigian, LLP

                                       /s/ Jacques Dion
                                       -----------------------------------------
                                           Jacques Dion

                                       /s/ Mary Jensen
                                       -----------------------------------------
                                           Mary Jensen

                                       /s/ Kirby J. Kaufman
                                       -----------------------------------------
                                           Kirby J. Kaufman

                                       /s/ Sharon Lake
                                       -----------------------------------------
                                           Sharon Lake

                                       /s/ Daniel Murray
                                       -----------------------------------------
                                           Daniel Murray

                                       /s/ Howard Preissman
                                       -----------------------------------------
                                           Howard Preissman

                                       /s/ Victor Rodgers
                                       -----------------------------------------
                                           Victor Rodgers